CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 30, 1995, appearing on page 31 of Dresser Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1995. We also consent to the references to us under the heading "Experts" in such Prospectus.




       /s/ PRICE WATERHOUSE LLP

     PRICE WATERHOUSE LLP
     Dallas, Texas
     February 28, 1996